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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 17, 2005


                             Trans-Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                          0-4539               13-2598139
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(State or Other Jurisdiction             (Commission           (IRS Employer
     of Incorporation)                   File Number)        Identification No.)


 1780 Opdyke Court, Auburn Hills, MI                                  48326
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  248-364-0400



                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING
RULE OR STANDARD; TRANSFER OF LISTING.

         On November 17, 2005, Trans-Industries, Inc. (the "Company") received a Nasdaq Staff Deficiency letter from The Nasdaq Stock Market ("Nasdaq") indicating the Company is not in compliance with Nasdaq's requirements for continued listing because the Company's shareholders equity amount is below the minimum requirement of $2.5 million and accordingly does not comply with Marketplace Rule 4310(c)(2)(B) (the "Minimum Stockholders Equity Rule"). The Company is currently considering its options. In the event that the Company is unable to deliver a plan acceptable to Nasdaq, the Company expects to receive notification that its securities will be delisted. At that time, the Company may appeal the Staff's decision to a Nasdaq Listing Qualifications Panel.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           TRANS-INDUSTRIES, INC.

Date November 17, 2005                     By  /s/ Kai Kosanke
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                                             Kai Kosanke
                                             Chief Financial Officer